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                                                                    Exhibit 99.1

                        CHENIERE ENERGY INC. NEWS RELEASE

                                                        CONTACT: David Castaneda
                                                      INVESTOR & MEDIA RELATIONS
                                                                  1-888-948-2036
                                                        E-mail: LNG@MDCGroup.com

                  Cheniere Energy Reports First Quarter Income

Houston - May 12, 2003 - Cheniere Energy, Inc. (AMEX: LNG) reported net income of $3,121,309, or $0.23 per share, for the first quarter of 2003 compared with a net loss of $2,530,967, or $0.19 per share, a year earlier. The principal factors contributing to the $5,652,276 swing from prior year quarter's loss to current year quarter's net income were: (1) Cheniere's gain of $4,760,000 recorded on the February 2003 sale of a 60% interest its Freeport, Texas LNG project; (2) its gain of $423,454 recorded on March 2003 sale of an additional 10% limited partner interest Freeport project; and (3) a reduction of $333,346 in LNG related expenses due to the sale of the Freeport LNG project in the 2003 period.

Cheniere's business is focused in three components: the development of LNG receiving terminals, the investment in its exploration affiliate, Gryphon, and the exploitation of its own 3D seismic data base through prospect generation.

LNG Receiving Terminals

In February 2003, Cheniere sold its Freeport LNG project to Freeport LNG Development, L.P. ("Freeport LNG"), in which Cheniere retained a 40% interest. At or prior to closing, Freeport LNG paid Cheniere $2,180,215 in cash and assumed Cheniere liabilities of $560,211. Freeport LNG will pay an additional $4,000,000 to Cheniere over time and will spend up to $9,000,000 to obtain permits and prepare the project for the construction phase with no further contribution by Cheniere. In March 2003, Cheniere sold a 10% limited partnership interest in Freeport LNG to a third party for $2,333,333 payable over time. On March 28, 2003, Freeport LNG submitted its filing with the Federal Energy Regulatory Commission of an application for a permit to construct the Freeport terminal.

Investment in Gryphon Exploration Company

Cheniere owns 100% of Gryphon's outstanding common stock. Warburg, Pincus Equity Partners L.P. has invested $85,000,000 to date in Gryphon preferred stock which is convertible into 91% of Gryphon and accrues dividends at 8% per annum. Upon the conversion of Gryphon's preferred stock into common stock, Cheniere's interest would be diluted to 9%.

From its inception in October 2000 through March 31, 2003, Gryphon has drilled 19 wells, of which nine have been successful. Gryphon uses an extensive, 20,000-square-mile 3D seismic database to explore in the shallow waters of the Gulf of Mexico. The company expects to drill 14 exploratory wells and three to four development wells in 2003. Gryphon was apparent high bidder on 19 blocks in the March 2003 Louisiana Federal Offshore Lease Sale. Gryphon's production in March 2003 averaged 30 Mmcfe/day.

Cheniere Exploration

Subsequent to its forming Gryphon in October 2000, Cheniere re-established its own exploration capability. To date, Cheniere's exploration group has captured and sold 19 prospects over its 7,000-square-mile 3D seismic database. The drilling of these prospects has begun, and to date has resulted in nine new discoveries and three dry holes. Five wells were on production as of March 31, 2003.

Additional information on the company may be found on its website at www.cheniere.com, by contacting the company's investor and media relations department toll-free at (888) 948-2036 or by writing to: LNG@MDCGroup.com.

Except for the historical statements contained herein, this news release presents forward-looking statements that involve risks and uncertainties. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Certain risks and uncertainties inherent in the company's business are set forth in the company's periodic reports that are filed with and available from the Securities and Exchange Commission.

                           (Financial table follows.)


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                              Cheniere Energy, Inc.
                         Selected Financial Information
                                   (Unaudited)

                                                                                         1st Qtr 2003    1st Qtr 2002
                                                                                         ------------    ------------
Revenues                                                                                 $    110,120    $    161,604
                                                                                         ------------    ------------
Operating Costs and Expenses
     Production Costs                                                                             -            65,336
     Depreciation, Depletion and Amortization                                                  58,692         114,691
     General and Administrative Expenses
          LNG Terminal Development                                                            394,061         727,407
          Other                                                                               520,111         572,671
                                                                                         ------------    ------------
               Total General and Administrative Expenses                                      914,172       1,300,078
                                                                                         ------------    ------------
Total Operating Costs and Expenses                                                            972,864       1,480,105
                                                                                         ------------    ------------
Loss from Operations                                                                         (862,744)     (1,318,501)
Equity in Net Loss of Unconsolidated Affiliate                                                    -        (1,213,909)
Equity in Net Loss of Limited Partnership                                                  (1,200,000)            -
Gain of Sale of LNG Assets                                                                  4,760,000             -
Gain of Sale of Limited Partnership Interest                                                  423,454             -
Interest Income                                                                                   599           1,443
                                                                                         ------------    ------------
Net Income (Loss)                                                                        $  3,121,309    $ (2,530,967)
                                                                                         ============    ============
Net Income (Loss) Per Share - Basic                                                      $       0.23    $      (0.19)
                                                                                         ============    ============
Net Income (Loss) Per Share - Diluted                                                    $       0.23    $      (0.19)
                                                                                         ============    ============
Weighted Average Number of Shares Outstanding - Basic                                      13,297,393      13,297,393
                                                                                         ============    ============
Weighted Average Number of Shares Outstanding - Diluted                                    13,500,481      13,297,393
                                                                                         ============    ============

                                                                                            3/31/03         12/31/02
                                                                                         ------------    ------------
Current Assets                                                                           $  2,388,445    $  1,848,820
Oil and Gas Properties, net, full cost method                                              17,648,166      17,594,229
LNG Site Costs                                                                                    -         1,400,000
Fixed Assets                                                                                  195,823         216,341
Investment in Unconsolidated Affiliate                                                            -               -
Investment in Limited Partnership                                                           4,771,529             -
                                                                                         ------------    ------------
Total Assets                                                                             $ 25,003,963    $ 21,059,390
                                                                                         ============    ============
Current Liabilities                                                                      $  3,140,270    $  3,262,055
Stockholders' Equity                                                                       21,863,693      17,797,335
                                                                                         ------------    ------------
Total Liabilities and Stockholders' Equity                                               $ 25,003,963    $ 21,059,390
                                                                                         ============    ============
